Exhibit 10.3

ABUNDIA GLOBAL IMPACT GROUP, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”) is entered into by and among [GRANTEE NAME], an individual (the “Grantee”), and ABUNDIA GLOBAL IMPACT GROUP, INC., a Delaware corporation (the “Company”), as of the date shown as the “Grant Date” on EXHIBIT A attached hereto (“Grant Date”).

RECITALS

WHEREAS, the Company previously adopted the 2025 EQUITY INCENTIVE PLAN, as amended and in effect from time to time (the “Plan”) for the purpose of providing eligible key employees, consultants and directors of the Company and the members of the Participating Company Group (as defined in the Plan), with increased incentive to render Services, to exert maximum effort for the business success of the Company and to strengthen the identification of employees, consultants and directors with the shareholders. The Company, acting through its Board of Directors (the “Board”) or the Compensation Committee of the Board (the “Committee”), has determined that its interests will be advanced by granting Grantee, as a director of the Company, Restricted Stock under the Plan;

WHEREAS, the Grantee acknowledges that he or she has carefully read this Agreement and agrees that the terms and conditions of the Agreement reflect the entire understanding between himself or herself and the Company regarding this Restricted Stock Award (and the Grantee has not relied upon any statement or promise other than the terms and conditions of the Agreement with respect to this Restricted Stock Awards);

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1. GRANT OF RESTRICTED STOCK. Subject to the terms and conditions set forth herein, the Company hereby irrevocably grants to Grantee that number of Shares of Restricted Stock equal to the “Number of Restricted Stock Granted” as shown on EXHIBIT A.

SECTION 2. VESTING IF SERVICE CONTINUES. If the Grantee has maintained continuously an employment, contractual or other Service relationship with the Company or any member of the Participating Company Group through each date specified in the Vesting Schedule as shown on EXHIBIT A, a portion of the Restricted Stock shall vest on such date and in such amount as are set forth in EXHIBIT A. If the Grantee’s employment, contractual or other Service relationship with the Company or any member of the Participating Company Group is terminated by the Company or a member of the Participating Company Group or by the Grantee for any reason, whether voluntarily or involuntarily, no additional shares of the Restricted Stock shall become vested under any circumstances with respect to the Grantee and the Company or any member of the Participating Company Group shall have the right to repurchase all shares of unvested Restricted Stock for an amount equal to the lesser of the consideration originally payable for the Restricted Stock or its then Fair Market Value.

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SECTION 3. RESTRICTIONS ON TRANSFER. The Grantee shall not sell, assign, transfer, pledge, encumber or dispose of all or any of his or her unvested shares of the Restricted Stock.

SECTION 4. RESTRICTED NATURE OF STOCK. Grantee understands and acknowledges that the Restricted Stock will be “restricted securities” pursuant to Rule 144 promulgated pursuant to the Securities Act of 1933 and that the Common Stock may not be transferred until all conditions under Rule 144 are satisfied. Grantee may be required to present an opinion of counsel to the Company’s transfer agent with respect to Grantee’s compliance with Rule 144.

SECTION 5. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of the Company’s common stock shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number of the Restricted Stock shall be proportionally adjusted.

SECTION 6. NO RIGHT TO CONTINUED SERVICE. Grantee shall be considered to be in service with the Company as an employee, consultant or director as long as he or she continues to provide Services in that capacity. Any questions as to whether and when there has been a termination of such Service and the cause of such termination shall be determined by the Board, and its determination shall be final. Nothing contained herein shall be construed as conferring upon Grantee the right to continue in the Service.

SECTION 7. RESOLUTION OF DISPUTES. As a condition of the granting of the Restricted Stock hereby, Grantee, and Grantee’s heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board in its sole discretion and judgment and that any such determination and any interpretation by the Board of the terms of this Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Grantee, and Grantee’s heirs, personal representatives and successors.

SECTION 8. LEGENDS ON CERTIFICATE. The Grantee hereby acknowledges that the stock certificate or certificates (or entries in the case of book entry form) evidencing the Restricted Stock may bear a legend (or provide a restriction) setting forth the restrictions on their transferability described in Section 4 hereof, if such restrictions are then in effect.

SECTION 9. NOTICES. Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices in connection with this Agreement shall be directed to the Company as follows: Abundia Global Impact Group, Inc., 1300 Post Oak Blvd, Suite 1305, Houston, Texas 77056. Any notice given by the Company to Grantee shall be directed to Grantee at the address set forth on EXHIBIT A attached hereto. The Company shall be under no obligation whatsoever to advise Grantee of the existence, maturity or termination of any of Grantee’s rights hereunder and Grantee shall be deemed to have familiarized himself with all matters contained herein.

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SECTION 10. “MARKET STAND-OFF” AGREEMENT. Grantee agrees that, if requested by the Company or the managing underwriter of any proposed public offering of the Company’s securities, Grantee will not sell or otherwise transfer or dispose of any shares of Company common stock held by Grantee without the prior written consent of the Company or such underwriter, as the case may be, during such period of time, not to exceed one hundred eighty (180) days following the effective date of the registration statement filed by the Company with respect to such offering, as the Company or the underwriter may specify.

SECTION 11. COMPLIANCE WITH SECURITIES ACT The Company shall not be obligated to sell or issue any Restricted Stock hereunder unless the Restricted Stock is at that time effectively registered or exempt from registration under the Securities Act and applicable state or provincial securities laws. In the event the Restricted Stock shall not be so registered, the Grantee hereby represents, warrants and agrees that the Grantee will receive such Restricted Stock for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

SECTION 12. WITHHOLDING OF TAX. The Grantee hereby agrees, as a condition of this award, to provide to the Company an amount sufficient to satisfy obligation of the Company to withhold any and all federal, state, local or provincial income tax, social security, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or statutory withholdings related to the Grantee’s participation in the Plan (the “Withholding Amount”), if any, by (a) authorizing the Company employing the Grantee, as applicable, to withhold the Withholding Amount from the Grantee’s cash compensation or (b) remitting the Withholding Amount to the Company in cash. Regardless of any action that the Company takes with respect to any or all federal, state, local or provincial income tax, social security, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items or statutory withholdings related to the Grantee’s participation in the Plan, the Grantee acknowledges that he or she, and not the Company, has the ultimate liability for any such items. Further, if the Grantee becomes subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, the Grantee acknowledges that the Company may be required to withhold or account for such tax-related items in more than one jurisdiction.

SECTION 13. AGREEMENT SUBJECT TO PLAN. This Agreement is subject to the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference thereto. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. All definitions of words and terms contained in the Plan shall be applicable to this Agreement.

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SECTION 14. TIME FOR ACCEPTANCE. Unless the Grantee shall evidence his or her acceptance of this Restricted Stock Award by electronic or other means prescribed by the Committee within sixty (60) days after its delivery, the Restricted Stock Award shall be null and void (unless waived by the Committee).

SECTION 15. RIGHT OF REPAYMENT. In the event that the Grantee breaches any confidentiality, inventions, non-solicitation and/or non-competition agreement with the Company, the Grantee shall pay to the Company an amount equal to the excess of the Fair Market Value of the Stock as of the date of issuance over the purchase price, if any, paid (or deemed paid) together with the value of any dividends; provided, however, that the Committee in its discretion may release the Recipient from the requirement to make such payment, if the Committee determines that the Recipient’s breach of such agreement is not inimical to the best interests of the Company. In accordance with applicable law, the Company may deduct the amount of payment due under the preceding sentence from any compensation or other amount payable by the Company to the Grantee. For purposes of this Section 15, the term “Company” refers to the Company and members of the Participating Company Group.

SECTION 16. COMPANY POLICIES. This Restricted Stock Award shall be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be implemented by the Board from time to time, in accordance with applicable law.

SECTION 17. DATA PRIVACY. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement by and among, as applicable, his or her employer, the Company and its subsidiaries or third party for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

SECTION 18. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of any successors to the Company or any members of the Participating Company Group and all persons lawfully claiming under Grantee as provided herein.

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IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been executed as of this [ ] day of [ ].

ABUNDIA GLOBAL IMPACT GROUP, INC.

By:
[ ]

GRANTEE:

[GRANTEE NAME]

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EXHIBIT A

RESTRICTED STOCK AWARD AGREEMENT

GRANT DATE:	[ ]

GRANTEE:	[GRANTEE NAME]

GRANTEE ADDRESS:	[GRANTEE ADDRESS]

NUMBER OF SHARES OF RESTRICTED STOCK GRANTED:	[ ]

VESTING SCHEDULE:	[ ]

CHANGE OF CONTROL:	In the event of a “change in control”, as defined in the Plan, all outstanding Restricted Stock not previously vested will vest in full immediately prior to such change in control.

IN WITNESS WHEREOF, this Exhibit A to Restricted Stock Award Agreement has been executed and acknowledged as of the day and date indicated.

ABUNDIA GLOBAL IMPACT GROUP, INC.

Dated: [ ]	By:
GRANTEE:

Dated: [ ]
[GRANTEE NAME]

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